UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 17, 2016

Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-207952	47-4871012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (Address of principal executive offices)

(949) 852-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 17, 2016, the board of directors (the “Board”) of Steadfast Apartment REIT III, Inc. (the “Company”) amended the Company’s share repurchase program (the “Share Repurchase Program”) to (i) provide that redemption requests will be honored approximately 30 days, instead of 45 days, following the end of the applicable quarter and (ii) provide that the Board may amend, suspend or terminate the Share Repurchase Program at any time upon 30 days’ notice to the Company’s stockholders, which notice may be provided by including such information (a) in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed or furnished with the Securities and Exchange Commission, or (b) in a separate mailing to the Company’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	June 20, 2016	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer